                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY


                           STOCK PURCHASE AGREEMENT


                                 by and among


                                TELLIUM, INC.,


                              CISCO SYSTEMS, INC.


                                      and


                                OTHER INVESTORS



                         Dated as of February 11, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                                              Page
                                                                                              ----
SECTION 1.     Definitions.................................................................      1
               -----------
 1.1.          Affiliate...................................................................      1
               ---------
 1.2.          Senior Notes................................................................      1
               ------------
 1.3.          Warrants....................................................................      1
               --------
SECTION 2.     Certificate of Incorporation................................................      1
               ----------------------------
SECTION 3.     Issuance and Sale of Preferred Shares and Reservation of Reserved Shares;
               -------------------------------------------------------------------------
               Closing.....................................................................      1
               -------
 3.1.          Issuance of Preferred Shares and Reservation of Reserved Shares.............      1
               ---------------------------------------------------------------
 3.2.          Agreement to Sell and Purchase Preferred Shares.............................      2
               -----------------------------------------------
 3.3.          The Closing.................................................................      2
               -----------
 3.4.          Conveyances at Closing......................................................      2
               ----------------------
 3.5.          Subsequent Sales of Series C Preferred Stock................................      2
               --------------------------------------------
SECTION 4.     Representations and Warranties of the Corporation...........................      3
               -------------------------------------------------
 4.1.          Corporate Organization......................................................      3
               ----------------------
 4.2.          Capitalization; Issuance of Preferred Shares................................      3
               --------------------------------------------
 4.3.          Subsidiaries................................................................      4
               ------------
 4.4.          Authority...................................................................      5
               ---------
 4.5.          No Violation; No Consent or Approval Required...............................      5
               ---------------------------------------------
 4.6.          Financial Information.......................................................      5
               ---------------------
 4.7.          Conduct of Business.........................................................      6
               -------------------
 4.8.          Litigation..................................................................      6
               ----------
 4.9.          Labor Agreements and Actions................................................      7
               ----------------------------
 4.10.         Absence of Certain Changes or Events........................................      7
               ------------------------------------
 4.11.         Title to Properties; Absence of Liens and Encumbrances......................      7
               ------------------------------------------------------
 4.12.         Intellectual Property.......................................................      8
               ---------------------
 4.13.         Material Contracts..........................................................      9
               ------------------
 4.14.         Certain Agreements and Employee Benefit Plans...............................      9
               ---------------------------------------------
 4.15.         Taxes.......................................................................     11
               -----
 4.16.         Preferred Stock Offering....................................................     12
               ------------------------
 4.17.         Insurance...................................................................     12
               ---------
SECTION 5.     Representations and Warranties of the Investors.............................     12
               -----------------------------------------------
 5.1.          Power and Authority.........................................................     12
               -------------------
 5.2.          No Consent or Approval Required.............................................     12
               -------------------------------
 5.3.          Investment Representations..................................................     13
               --------------------------
SECTION 6.     Conditions to the Closing...................................................     13
               -------------------------
 6.1.          Corporate Proceedings.......................................................     13
               ---------------------
 6.2.          No Action...................................................................     14
               ---------

                                                                                               Page
                                                                                               ----
 6.3.          Filing of Certificate of Incorporation......................................      14
               --------------------------------------
 6.4.          Stockholders Agreement......................................................      14
               ----------------------
 6.5.          Certificates, Instruments and Documents.....................................      14
               ---------------------------------------
 6.6.          Opinion of Counsel..........................................................      14
               ------------------
SECTION 7.     Post-Closing Covenants......................................................      14
               ----------------------
 7.1.          Access to Records...........................................................      14
               -----------------
 7.2.          Financial Reports...........................................................      15
               -----------------
 7.3.          Qualified IPO...............................................................      17
               -------------
SECTION 8.     Restriction on Transfer.....................................................      17
               -----------------------
SECTION 9.     Transfer Taxes..............................................................      19
               --------------
SECTION 10.    Exchanges; Lost, Stolen or Mutilated Certificates...........................      19
               -------------------------------------------------
SECTION 11.    Survival of Representations, Warranties and Agreements, Etc.................      19
               -----------------------------------------------------------
SECTION 12.    Indemnification.............................................................      19
               ---------------
SECTION 13.    Remedies....................................................................      20
               --------
SECTION 14.    Successors and Assigns......................................................      20
               ----------------------
SECTION 15.    Entire Agreement............................................................      20
               ----------------
SECTION 16.    Notices.....................................................................      20
               -------
SECTION 17.    Changes.....................................................................      21
               -------
SECTION 18.    Counterparts................................................................      21
               ------------
SECTION 19.    Headings....................................................................      21
               --------
SECTION 20.    Nouns and Pronouns..........................................................      21
               ------------------
SECTION 21.    Governing Law...............................................................      21
               -------------
SECTION 22.    Corporation Disclosure Schedule.............................................      21
               -------------------------------

                                  ATTACHMENTS
                                  -----------


SCHEDULES
---------

Corporation Disclosure Schedule
Schedule I   -     Investors
Schedule 5.2 -     Investor Consents

EXHIBITS
--------

Exhibit A   -      Certificate of Incorporation
Exhibit B   -      Stockholders Agreement

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement"), dated as of February 11, 1999, is entered into by and among Tellium, Inc., a Delaware corporation (the "Corporation"), Cisco Systems, Inc., a California corporation ("Cisco") and the other investors listed in Schedule I attached hereto (together with Cisco, collectively the "Investors").

     SECTION 1.  Definitions.  As used herein, the terms below shall have the
     ---------   -----------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or the plural, depending upon the reference.

     1.1.  Affiliate.  The term "Affiliate" shall mean, with respect to any
           ---------
party, an entity that owns or controls, is owned or controlled by, or is owned or controlled by any entity owning or controlling, such party in question at the time in question. For purposes of this definition, ownership or control of a corporation or similar entity requires the direct or indirect ownership of stock or other interest representing at least two-thirds (2/3) of the voting power for the election or appointment of directors of such corporation or entity.

     1.2.  Senior Notes.  The term "Senior Notes" shall mean the Senior
           ------------
Convertible Promissory Notes of the Corporation dated as of December 30, 1998 in the aggregate principal amount at maturity of $16,000,000.

     1.3.  Warrants.  The term "Warrants" shall mean the Warrants to purchase an
           --------
aggregate of up to 1,000,000 shares of the Series A Preferred Stock of the Company (as adjusted for stock splits, stock dividends, reverse splits and the like) issued in connection with the issuance of the Senior Notes.

     SECTION 2.  Certificate of Incorporation.  Prior to the execution and
     ---------   ----------------------------
delivery of this Agreement, the Corporation shall have filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), a copy of which is attached hereto as Exhibit A. Article Four thereof, among other things, (i) authorizes 15,087,268 shares of Preferred Stock, $0.001 par value (the "Preferred Stock"), and designates 4,403,934 shares as Series C Preferred Stock (the "Series C Preferred Stock") and (ii) sets forth the terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Series C Preferred Stock.

     SECTION 3.  Issuance and Sale of Preferred Shares and Reservation of
     ---------   --------------------------------------------------------
Reserved Shares; Closing.
------------------------

     3.1.  Issuance of Preferred Shares and Reservation of Reserved Shares.
           ---------------------------------------------------------------
     Subject to the terms and conditions hereof, the Corporation has authorized the issuance on the Closing Date (as defined in Section 3.3 hereof) of an aggregate of 4,403,934 shares of Series C Preferred Stock (such shares of Series C Preferred Stock being sometimes hereinafter referred to as the "Preferred

Shares"), and the reservation of 4,403,934 shares of common stock, $0.001 par value (the "Common Stock"), of the Corporation for issuance upon conversion of the Preferred Shares (such reserved Common Stock being sometimes hereinafter referred to as the "Reserved Shares").

     3.2.  Agreement to Sell and Purchase Preferred Shares.  Subject to the
           -----------------------------------------------
terms and conditions hereof, the Corporation shall issue to each Investor and each Investor, severally and not jointly, shall acquire from the Corporation at the Closing (as defined in Section 3.3 hereof) the number of Preferred Shares set forth opposite the name of such Investor on Schedule I hereto. The purchase price to be paid by such Investor shall be $9.15 per share of Preferred Shares purchased by the Investor (the "Purchase Price").

     3.3.  The Closing.  The closing (the "Closing") hereunder with respect to
           -----------
the transactions contemplated hereby is taking place on the date hereof at the offices of the Corporation (the date hereof sometimes being referred to herein as the "Closing Date").

     3.4.  Conveyances at Closing.  At the Closing, the Corporation shall
           ----------------------
deliver to each Investor a certificate or certificates, registered in the name of such Investor, representing that number of Preferred Shares being purchased by such Investor against receipt by the Corporation of a check payable to the Corporation or a wire transfer to an account designated by the Corporation in the full amount of the aggregate Purchase Price for the Preferred Shares being purchased by such Investor at the Closing.

     3.5.  Subsequent Sales of Series C Preferred Stock.  It is anticipated
           --------------------------------------------
that certain purchasers may not purchase Series C Preferred Stock at the Closing, but may acquire Series C Preferred Stock in an aggregate amount not to exceed 1,857,923 shares of Series C Preferred Stock at the Purchase Price at a later date within 180 days following the Closing; provided, however, that the
                                                  --------  -------
number of shares of Series C Preferred Stock eligible for sale to purchasers subsequent to the Closing shall be reduced ratably by any shares of Series C Preferred Stock issued or issuable pursuant to Article IV, Paragraph (E)(5) of the Certificate of Incorporation prior to or as a result of any proposed sale of Series C Preferred Stock hereunder. Any such sales of Series C Preferred Stock shall be made on the terms and conditions set forth in this Agreement. Any Series C Preferred Stock sold pursuant to this Section 3.5 shall be deemed to be "Preferred Shares" for all purposes under this Agreement and shall be deemed to be "Preferred Stock" and "Registrable Securities" for all purposes of the Stockholders Agreement. Upon execution and delivery of a counterpart to this Agreement, the purchasers thereof shall be deemed to be "Investors" for all purposes of this Agreement and shall be deemed to be "Qualified Offerees" and "Stockholders" as of the date of this Agreement for all purposes of the Stockholders Agreement and Schedule I hereto shall be amended to add such parties; provided, however, that no party that markets a product generating
         --------  -------
revenues which competes with a product of comparable application (A) marketed by a company in which representatives of Cisco or its Affiliates represent a majority of the board of directors of such company or in which Cisco and its Affiliates own more than fifty percent (50%) of the total combined voting power for election of directors of such company and (B) which product is a principal product of such company, shall be permitted to purchase shares of Series C Preferred Stock hereunder without the prior written consent of Cisco (which consent shall not be unreasonably withheld).

     SECTION 4.  Representations and Warranties of the Corporation.  As of the
     ---------   -------------------------------------------------
date hereof, the Corporation hereby represents and warrants to each Investor, except as and to the extent set forth in a disclosure schedule (the "Corporation Disclosure Schedule") attached hereto setting forth exceptions specified therein to the representations and warranties contained in this Section 4, as follows:

     4.1.  Corporate Organization.  The Corporation is a corporation duly
           ----------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has a requisite power and authority and all necessary governmental franchises, licenses, permits, authorizations and approvals to own or lease and operate its properties and assets and to carry on its business as it is now being conducted, and is duly qualified or licensed as a foreign corporation to do business and in good standing in each jurisdiction in which the conduct or nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. As used herein the term "Material Adverse Effect" means any change or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the business, assets, results of operations or condition (financial or otherwise) of the Corporation taken as a whole.

     4.2.  Capitalization; Issuance of Preferred Shares.
           --------------------------------------------

          (a) As of the date hereof, the authorized capital stock of the Corporation consists of the following:

               (i) 15,087,268 shares of Preferred Stock, of which (A) 10,433,334 shares are designated as Series A Preferred Stock, 9,183,334 of which are issued and outstanding, 1,000,000 of which are reserved for issuance upon exercise of the Warrants and 250,000 of which are reserved for issuance upon conversion of the Series B Preferred Stock, (B) 250,000 shares are designated Series B Preferred Stock, 233,333 of which are issued and outstanding, and (C) 4,403,934 shares are designated Series C Preferred Stock, of which 2,546,011 (as of February 11, 1999), after giving effect to the transactions contemplated by this Agreement and the conversion of the Senior Notes, will be issued and outstanding. Such shares of outstanding Series A Preferred Stock and Series B Preferred Stock have been duly authorized and validly issued, are nonassessable and fully paid and are convertible into an aggregate of 9,416,667 shares of Common Stock and are free of restrictions on transfer other than restrictions on transfer under that certain Stock Purchase and Contribution Agreement dated May 8, 1997 (the "Stock Purchase Agreement") and the Stockholders Agreement dated February 11, 1999 among the Corporation, the Investors and the other stockholders party thereto in the form of Exhibit B hereto (the "Stockholders Agreement") and under applicable state and federal securities laws. None of the outstanding shares of Preferred Stock were issued, offered or sold by the Company in violation of any applicable federal or state securities laws. The Preferred Shares that are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized and validly issued, nonassessable and fully paid and convertible into shares of Common Stock on a one-for-one basis (subject to adjustment for stock splits, stock dividends, stock combinations and the like) and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Stockholders Agreement and under applicable state and federal securities laws.

               (ii) 40,000,000 shares of Common Stock, 868,000 shares of which are outstanding and are duly authorized and validly issued, nonassessable and fully paid. None of the outstanding shares of Common Stock were issued, offered or sold by the Company in violation of any applicable federal or state securities laws.

          (b) Section 4.2 of the Corporation Disclosure Schedule contains capitalization tables for the Corporation showing the current ownership of the Common Stock and Preferred Stock, without giving effect to the transactions contemplated by this Agreement. There are no treasury shares held by the Corporation.

          (c) The Common Stock issuable upon conversion of the issued and outstanding Preferred Stock and the Preferred Stock to be issued hereunder and upon conversion of the Senior Notes has been duly and validly reserved for issuance and, when and if issued upon such conversion in accordance with the terms of the Certificate of Incorporation, will be validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under the Stock Purchase Agreement, this Agreement and the Stockholders Agreement and under applicable state and federal securities laws. The Corporation has reserved sufficient authorized, but unissued, Common Stock for issuance upon conversion of the Preferred Stock.

          (d) Except for (i) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, (ii) outstanding options ("Stock Options") to purchase that number of shares of Common Stock set forth in Section 4.2 of the Corporation Disclosure Schedule pursuant to the Corporation's stock option plan (the "Stock Option Plan"), (iii) the Warrants, (iv) the conversion rights of the Senior Notes and (v) the rights provided in the Stockholders Agreement, there are no preemptive rights or options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from the Corporation any of the Corporation's securities.

          (e) Except for the Stockholders Agreement, there are no voting trusts or other agreements or understandings to which the Corporation is a party with respect to the voting of the capital stock of the Corporation.

     4.3. Subsidiaries.  The Corporation does not own, directly or indirectly,
          ------------
any equity or similar interest in, or any interest convertible into or exchangeable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     4.4. Authority.  The Corporation has the full power and authority to enter
          ---------
into this Agreement, to issue and sell the Series C Preferred Stock to be sold hereunder, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All necessary action has been taken by the Corporation with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery thereof by each of the Investors, constitutes a valid and binding obligation of, the Corporation, enforceable against the Corporation in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability affecting creditors' rights and to general equity principles.

     4.5. No Violation; No Consent or Approval Required.
          ---------------------------------------------

          (a) Neither the execution and delivery of this Agreement by the Corporation nor the consummation by the Corporation of the transactions contemplated hereby will (i) conflict with or result in any breach or violation of any provision of the Certificate of Incorporation or Bylaws of the Corporation, or (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation or acceleration of any obligation contained in, or result in the creation of any lien or other encumbrance upon any of the properties or assets of the Corporation under, any of the terms, conditions or provisions of (x) any note, bond, mortgage, indenture, deed of trust, lease, agreement or other instrument or obligation to which the Company is a party or by which any of its properties or assets are bound or (y) any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Corporation or to which it or any of its properties or assets may be subject.

          (b) No consent, approval or authorization of, or declaration to or filing with, any court, administrative agency, commission or other governmental or regulatory authority or instrumentality, domestic or foreign (a "Governmental Entity"), or other third party is required to be made by or obtained for consummation of the transactions contemplated hereby, other than (i) the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware and (ii) those consents, approvals, authorizations, declarations or filings which have been or will timely be obtained or made, as the case may be, and which are identified on Section 4.5 of the Corporation Disclosure Schedule.

     4.6. Financial Information.  Section 4.6 of the Corporation Disclosure
          ---------------------
Schedule consists of the following financial statements of the Corporation: (i) audited financial statements for the year ended December 31, 1997; and (ii) an unaudited internally prepared balance sheet, operating statement and cash flow statement as of and for the eleven-months ended November 30, 1998. The audited financial statements referred to in clause (i) of this Section 4.6 and the unaudited financial statements referred to in clause (ii) of this Section 4.6, together with the footnotes and supporting schedules in respect of such financial statements, are collectively referred to as the "Financial Statements."

          (a) The Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Corporation as of the respective dates thereof and the results of operations and cash flows for the respective periods then ended, subject to normal year-end adjustments with respect to the interim financial statements.

          (b) The Financial Statements set forth all the liabilities of the Corporation (direct and indirect, contingent and accrued) of whatever nature at the date thereof, whether arising out of contract, tort, statute or otherwise, except liabilities and obligations under contracts, commitments, agreements, torts, statutes, claims or otherwise set forth on the Corporation Disclosure Schedule, and except for liabilities and obligations which are not required under GAAP to be set forth on the Financial Statements and which would not have a Material Adverse Effect.

     4.7. Conduct of Business.
          -------------------

          (a) The business of the Corporation, as presently conducted, is not being conducted in default or violation of any term, condition or provision of
(i) the Certificate of Incorporation or Bylaws of the Corporation, or (ii) any note, bond, mortgage, indenture, deed of trust, lease, agreement, or other instrument or obligation to which the Corporation is a party or by which the Corporation or any of its properties or assets may be bound, or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Corporation, excluding from the foregoing clauses (ii) and (iii) defaults or violations that would not have a Material Adverse Effect.

          (b) The Corporation is in compliance in all material respects with all federal, state, local and foreign laws, ordinances, regulations and orders applicable to it, its business and the ownership of its assets. The Corporation has all certificates, authorizations, licenses, permits, orders or approvals of, and has made all required registrations with, any Governmental Entity that are material to the conduct of the business of the Corporation (collectively, "Permits"). (i) All Permits are in full force and effect, (ii) no material violations are or have been recorded in respect of any Permit, and (iii) no proceeding is pending or, to the knowledge of the Corporation, threatened to revoke or limit any Permit.

     4.8. Litigation.  There is no private or governmental action, suit,
          ----------
proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic, pending or, to the knowledge of the Corporation, threatened against the Corporation or any of its properties or pending or threatened against any of its respective officers or directors (in their capacities as such). There is no judgment, decree or order against the Corporation, or, to the knowledge of the Corporation, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions, contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect. Schedule 2.7 lists all litigation that the Corporation has commenced and is pending against other parties.

     4.9. Labor Agreements and Actions.
          ----------------------------

          (a) The Corporation is not bound by or subject to any written contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Corporation, has sought to represent any of the employees, representatives or agents of the Corporation. There is no strike or other labor dispute involving the Corporation pending, or to the knowledge of the Corporation, threatened, nor is the Corporation aware of any labor organization activity involving its employees.

          (b) The employment of each officer and employee of the Corporation is terminable at the will of the Corporation, and the Corporation has not entered into any oral or written agreements with any of its officers or employees that provide for severance or termination pay or acceleration of vesting on stock options or restricted stock.

          (c) The Corporation has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

     4.10.  Absence of Certain Changes or Events.  Since November 30, 1998,
            ------------------------------------
except for the issuance of the Senior Notes, the issuance of certain Stock Options set forth in Section 4.2 of the Corporation Disclosure Schedule and as contemplated by this Agreement, the Corporation has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any material damage, destruction or loss, whether covered by insurance or not,
(ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to Preferred Stock or Common Stock or any redemption, purchase or other acquisition by the Corporation of any of its securities, (iii) any change in the business, operations, properties, condition (financial or otherwise) or assets of the Corporation having a Material Adverse Effect, (iv) any labor dispute, other than routine matters, none of which is material to the Corporation, (v) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in connection with the Senior Notes or in the ordinary course of business consistent with past practice, (vi) any material change by the Corporation in its accounting methods, principles or practices, (vii) any revaluation by the Corporation of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), or (viii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Corporation.

     4.11.  Title to Properties; Absence of Liens and Encumbrances.
            ------------------------------------------------------

            (a) The Corporation does not own any real property.

            (b) Section 4.11 of the Corporation Disclosure Schedule sets forth a complete and accurate list of all real property leased by the Corporation. Such leases are valid and enforceable by the Corporation in accordance with their terms. The Corporation has not received any notice of any event that, with the passage of time or the giving of notice or both, would constitute a default under any such leases.

            (c) The Corporation owns or has valid leasehold interests in all of its tangible properties and assets (real, personal and mixed) used in its business, free and clear of any liens (other than liens for taxes that are not yet delinquent), charges, pledges, security interests or other encumbrances, except for such imperfections of title and encumbrances, if any, that do not materially detract from the value, or interfere with the use of, the property subject thereto or affected thereby.

     4.12.  Intellectual Property.
            ---------------------

            (a) The Corporation either owns, has a valid license or has filed a valid application with respect to, all material patents, copyrights, trademarks, trade secrets and other intellectual property necessary for the operation or conduct of its business as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "Corporation Intellectual Property Rights") and has taken, through the date hereof, all action which is reasonably required to preserve, renew and extend all such intellectual property rights. The Corporation has not licensed any of the Corporation Intellectual Property Rights in source code form owned by the Corporation to any third party or entered into any exclusive agreement relating to the Corporation Intellectual Property Rights owned by the Corporation with any third party.

            (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement to which the Corporation is a party governing any patent, copyright, trademark, trade secret or other intellectual property rights licensed by, or to, the Corporation, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Corporation Intellectual Property Rights or materially impair the right of the Corporation in or to use, sell, enforce, license or otherwise exploit any Corporation Intellectual Property Rights or portion thereof.

            (c) Neither the operation of the Corporation's business, nor the manufacture, marketing, license, sale or offer for sale or use or intended use of any product, service or technology currently licensed, manufactured, distributed, used, sold, offered for sale or under development by the Corporation (i) violates in any material respect any license or agreement between the Corporation and any third party or (ii) to the Corporation's knowledge, infringes any patents, copyright, trademark, trade secret or other intellectual property right of any third party. There is no pending or, to the knowledge of the Corporation, threatened claim or litigation involving the Corporation contesting the validity, ownership or right to use, sell, enforce, license or dispose of any Corporation Intellectual Property Rights, nor has the Corporation received any written notice asserting that any Corporation Intellectual Property Rights or the proposed use, sale, license or disposition thereof conflicts with the rights of any other party. To the knowledge of the Corporation, no third party is infringing on any of the Corporation Intellectual Property Rights.

            (d) Schedule 4.12 of the Corporation Disclosure Schedule lists all patents and patent applications and all registered trademarks included in the Corporation Intellectual Property Rights, in each case pending or issued, including, in the case of patents and patent applications, the jurisdictions in which each such Corporation Intellectual Property Rights has been issued or registered or in which any application for such issuance and registration has been filed.

     4.13.  Material Contracts.  Except for grants under the Stock Option Plan
            ------------------
and as identified in Section 4.13 of the Corporation Disclosure Schedule, there are no agreements, understandings or proposed transactions between the Corporation and any of its officers, directors, affiliates, or any affiliate thereof. Except for the contracts identified in Section 4.13 of the Corporation Disclosure Schedule (the "Material Contracts"), there are no agreements, understandings, instruments, contracts or proposed transactions to which the Corporation is a party or by which it is bound, that involve (i) obligations (contingent or otherwise) of, or payments to, the Corporation in excess of two hundred fifty thousand ($250,000) dollars, other than purchase orders in individual amounts of less than five hundred thousand ($500,000) dollars received in the ordinary course of business, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Corporation, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell the Corporation's products to any third person. Each Material Contract is in full force and effect except as the same may have expired in accordance with its terms, the Corporation has not received any written assertion of default under any Material Contract, and the Corporation has not received any notice related to any termination or material change to any of the Material Contracts as a result of the transactions contemplated by this Agreement or otherwise. The Corporation is not (with or without the lapsed of time or the giving of notice, or both) in breach or default in any material respect of any of the Material Contracts. The Corporation has not received any notice of the intention of any party to the Material Contracts to terminate any such contract. The Corporation is not a party to, nor has it any obligation under, any contract or agreement, written or oral, which contains any covenants limiting in any material respect the freedom of the Corporation to engage in its business as currently conducted anywhere in the world or to compete in its business with any entity anywhere in the world.

     4.14.  Certain Agreements and Employee Benefit Plans.
            ---------------------------------------------

            (a) The Corporation is not a party to any (i) employment, severance, collective bargaining or consulting agreement not terminable on 60 days' or less notice without material liability to the Corporation, (ii) agreement with any executive officer or other key employee of the Corporation (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Corporation of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than one year, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment, (iii) agreement, plan or arrangement under which any person may receive payments subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or (iv) any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan or other plan or agreement, the benefits of which would be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (b) Section 4.14 of the Corporation Disclosure Schedule contains a true and complete summary or list of, or otherwise describes, (i) all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Corporation is a party, with respect to which the Corporation has any obligations which are material in amount and which are maintained, contributed to or sponsored by the Corporation for the benefit of any current or former employee, officer or director of the Corporation and (ii) each employee benefit plan for which the Corporation could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Corporation remains secondarily liable under Section 4204 of ERISA (collectively, the "Material Plans"). Each Material Plan is in writing and the Corporation has previously provided to the Investors access to a true and complete copy of each Material Plan and a true and complete copy of each material document prepared in connection with each such Material Plan including, to the extent applicable, (i) a copy of each trust or other funding arrangement,
(ii) the most current summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Material Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Material Plan. The Corporation has no commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, other than the Material Plans, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Material Plan, other than with respect to a modification, change or termination required by ERISA or the Code. To the extent applicable, the Material Plans comply with the material requirements of ERISA and the Code, and any Material Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred with respect to the operation of such Material Plan which could be reasonably expected to cause the loss of such qualification. The Corporation has no liability (contingent or otherwise) with respect to any employee benefit plan covered by Title IV of ERISA. Neither the Corporation nor, to the Corporation's knowledge, any officer or director of the Corporation has incurred any liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA. Each Material Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Material Plans. There are no pending or, to the Corporation's knowledge, threatened claims which have been asserted or instituted against or otherwise involving any of the Material Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Material Plan activities) has been brought or, to the knowledge of the Corporation, is threatened against or with respect to any such Material Plan. All material contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Material Plans have been made or accrued.

          (c) Section 4.2 of the Corporation Disclosure Schedule contains a true and correct list of each person who holds, or who has been given a commitment by the Corporation to be issued, any Stock Option pursuant to the Stock Option Plan as of the date hereof, together with

(i) the number of shares of Common Stock subject to such Stock Option, (ii) the date of grant or anticipated grant of such Stock Option, (iii) the extent to which such Stock Option is currently vested or scheduled to vest by January 31, 1999, (iv) the exercise price of such Stock Option, (v) whether such Stock Option is intended to qualify as an incentive Stock Option within the meaning of
Section 422(b) of the Code (an "ISO"), and (vi) the expiration date of such Stock Option. Section 4.2 of the Corporation Disclosure Schedule also sets forth the aggregate number of ISO's and nonqualified stock options outstanding as of the date hereof.

     4.15.  Taxes.
            -----

            (a) The Corporation has timely filed (taking into account any extension of time within which to file) all federal income Tax Returns and all other material Tax Returns that are required to be filed by it. The Corporation has paid, or adequately provided for on its Financial Statements in accordance with GAAP, all Taxes relating to such Tax Returns that are due from the Corporation. No material tax liens have been filed and no material deficiencies or claim are being proposed or asserted in writing with respect to any Taxes.

            (b) The income Tax Returns of the Corporation have not been examined by the IRS or any other taxing authority, and no such examination is pending or, to the knowledge of the Corporation, threatened. No waivers, extensions or comparable consents of the time to assess any Income Taxes of the Corporation are currently outstanding.

            (c) The Corporation has never been a member of an affiliated group filing consolidated returns for federal income Tax purposes. The Corporation is not a party to any Tax allocation or Tax sharing agreement.

            (d) For purposes of this Agreement: (i) "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto), imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, escheat, stamp, transfer, value added or gains taxes, license, registration and documentation fees; and customs' duties, tariffs and similar charges; (ii) "Income Tax" means federal income Tax and state and local income and franchise Taxes imposed on or measured by net income; and (iii) "Tax Return" means all return, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

     4.16.  Preferred Stock Offering.  Subject to the truth and accuracy of the
            ------------------------
representations and warranties of the Investors set forth in Section 5, the offer, sale and issuance of the Preferred Shares as contemplated by this Agreement are exempt for the registration requirements of any applicable state and federal securities laws, subject to certain post-Closing filings required by state "blue sky" laws.

     4.17.  Insurance.  All the insurable properties of the Corporation are
            ---------
insured for the benefit of the Corporation in such amounts, with such deductibles and against such risks and losses as are deemed adequate by the Corporation with respect to risks usually insured against by persons operating similar properties in the localities in which such properties are located under policies in effect and issued by insurers of recognized responsibility.

     SECTION 5.  Representations and Warranties of the Investors.  Each Investor
     ---------   -----------------------------------------------
hereby, severally as to itself only, represents and warrants to the Corporation as follows:

     5.1.  Power and Authority.  Such Investor has full corporate power and
           -------------------
authority to enter into this Agreement, to purchase Preferred Shares to be sold by the Corporation hereunder, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All necessary corporate action has been taken by such Investor with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery thereof by the Corporation and the other Investors, constitutes a valid and binding obligation of, such Investor, enforceable against such Investor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability affecting creditors' rights and to general equity principles.

     5.2.  No Consent or Approval Required.  No consent, approval or
           -------------------------------
authorization of, or declaration to or filing with, any Governmental Entity or other third party is required for consummation of the transactions contemplated hereby, other than those consents, approvals, authorizations, declarations or filings which have been or will timely be obtained or made, as the case may be, and which are identified on Schedule 5.2 hereto.

     5.3.  Investment Representations.
           --------------------------

           (a) Such Investor is and will be acquiring the Preferred Shares to be purchased by such Investor hereunder and, in the event that such Investor should acquire any Reserved Shares, that such Investor will be acquiring such Reserved Shares, for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

           (b) Such Investor understands that (i) the Preferred Shares have not been, and that the Reserved Shares will not be, registered under the Securities Act, by reason of their issuance by the Corporation in transactions exempt from the registration requirements of the Securities Act and the Corporation's reliance on such exemption is predicated upon such Investor's representations set forth herein and (ii) the Preferred Shares and the Reserved Shares must be held by such Investor indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

           (c) Such Investor further understands that, with respect to the Reserved Shares, the exemption from registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford a basis for sales only in limited amounts.

           (d) Such Investor is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

          (e) Such Investor agrees that the Corporation may place a legend on the certificates delivered hereunder stating that the Preferred Shares and any Reserved Shares have not been registered under the Securities Act, and, therefore cannot be offered, sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available, and that the Corporation may place stop transfer orders on the transfer books of the Corporation.

     SECTION 6.  Conditions to the Closing.  The several obligations of each
     ---------   -------------------------
Investor to purchase and pay for Preferred Shares at the Closing are subject to satisfaction of the following conditions, any of which may be waived by each Investor, as to itself only:

     6.1. Corporate Proceedings.  All corporate and other proceedings to be
          ---------------------
taken and all waivers and consents, approvals, qualifications and/or registrations required to be obtained or effected in connection with the execution, delivery and performance of the transactions contemplated thereby, including, but not limited to, the issuance, sale and delivery of the Preferred Shares and the reservation of the Reserved Shares, shall have been taken, obtained or effected (except for the filing of any notice subsequent to such Closing which may be required under applicable federal and state securities or "blue sky" laws which, if required, shall be filed on a timely basis as may be so required), and all documents incident thereto shall be satisfactory in form and substance to the Investor and to its counsel. The Investor shall have received all such originals or certified or other copies of such documents as have been reasonably requested.

     6.2. No Action.  No action or proceeding shall have been instituted before
          ---------
a court or other governmental body or by any governmental agency or public authority to restrain or prohibit the transactions contemplated by this Agreement or to obtain an amount of damages or other material relief in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated by this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of such transactions.

     6.3. Filing of Certificate of Incorporation.  The Certificate of
          --------------------------------------
Incorporation shall have been filed with and accepted by the Secretary of State of the State of Delaware, and a copy of the Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, shall have been delivered to the Investor.

     6.4. Stockholders Agreement.  The Stockholders Agreement shall have been
          ----------------------
executed and delivered by the Corporation, the Investors and the other stockholders party thereto. In addition, the Corporation and such parties shall have complied with all of the terms and conditions of the Stockholders Agreement, including, among other things, the placement of the legends required to be placed on securities owned by such partners.

     6.5. Certificates, Instruments and Documents.  The Corporation and the
          ---------------------------------------
Investor shall have delivered the certificates and instruments referred to in
Section 3.4 hereof.

     6.6. Opinion of Counsel.  The Corporation shall have delivered to the
          ------------------
Investor an opinion of counsel dated the Closing Date in form and substance reasonably satisfactory to the Investor.

     SECTION 7.  Post-Closing Covenants.
     ---------   ----------------------

     7.1. Access to Records.  The Corporation shall afford to the Investors
          -----------------
holding at least 10% of the issued shares of Series C Preferred Stock (as of the date hereof, including the Preferred Shares) and their employees, counsel and other authorized representatives free and full access during normal business hours, upon reasonable advance notice, to all of the books, records and properties of the Corporation and to all officers and employees of the Corporation, for any reasonable purpose whatsoever. Each Investor shall use reasonable efforts to maintain the confidentiality of any confidential and proprietary information so obtained by it; provided, however, that the foregoing
                                           --------  -------
shall in no way limit or otherwise restrict the ability of any Investor or such authorized representatives to disclose any such information concerning the Corporation which (i) was previously known to be free of any obligation to keep confidential, (ii) has become generally known to the public, provided that such public knowledge was not the result of any act attributable to the Investor or its authorized representatives, or (iii) is required by law and notice thereof is given to the Corporation prior to such disclosure so it may seek to obtain a protective order.

     7.2. Financial Reports.  The Corporation agrees to furnish each Investor
          -----------------
holding at least 10% of the issued shares of Series C Preferred Stock (as of the date hereof, including the Preferred Shares), with the following:

          (a)  Quarterly Reports.  As soon as available, but not later than 45
               -----------------
days after the end of each quarterly accounting period, (x) an unaudited consolidated financial report of the Corporation, prepared in accordance with generally accepted accounting principles consistently applied, and which shall include the following:

               (i) a profit and loss statement for such quarterly accounting period, together with a cumulative profit and loss statement from the first day of the current year to the last day of such quarterly accounting period;

               (ii) a balance sheet as at the last day of such quarterly accounting period;

               (iii) a cash flow analysis for such quarterly accounting period on a cumulative basis for the fiscal year to date;

               (iv) a schedule showing all expenditures of a capital nature in excess of $100,000 individually during such quarterly accounting period; and

               (v) a comparison between the actual figures for such quarterly accounting period, the comparable figures (with respect to clauses (i) and (ii) only) for the prior year (if any) and the comparable figures included in the Budget (as defined in Section 7.2(f) hereof) for such quarterly accounting period, with an explanation of any material differences between them;

certified by the chief executive officer and chief financial officer of the Corporation as being prepared in accordance with generally accepted accounting principles (except that such financial statements shall not include footnotes and shall be subject to normal year-end audit adjustments, including, with respect to such quarterly accounting period, the statements and comparisons referred to in Section 7.2(a)(x)(v)), and (y) a report by management of the Corporation of the operating and financial highlights of the Corporation for such quarterly accounting period which shall include (A) a comparison between operating and financial results and the Budget and (B) an analysis of the operations of the Corporation for the prior quarterly accounting period.

          (b)  Annual Audit.  As soon as available, but not later than 90 days
               ------------
after the end of each fiscal year of the Corporation, audited financial statements of the Corporation, which shall include a statement of cash flows and statement of operations for such fiscal year and a balance sheet as at the last day thereof; each prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of a firm of independent certified public accountants of recognized standing selected by the Board of Directors of the Corporation. The Corporation shall maintain a system of accounting sufficient to enable its independent certified public accountants to render the report referred to in this Section 7.2(b).

          (c)  Subsidiaries.  If for any period the Corporation shall have any
               ------------
subsidiary or subsidiaries whose accounts are consolidated with those of the Corporation, then in respect of such period the financial statements delivered pursuant to the foregoing Sections 7.2(a) and (b) shall be the consolidated (and, in the case of the cash flow statement delivered pursuant to Section 7.2(b), consolidating if normally prepared by the Corporation) financial statements of the Corporation and all such consolidated subsidiaries.

          (d)  Miscellaneous.  Promptly upon becoming available:
               -------------

               (i) upon request, copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Corporation to its stockholders generally or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation with the Securities and Exchange Commission, or any securities exchange;

               (ii) upon request, copies of all reports prepared for or delivered to the management of the Corporation by its independent public accountants; and

               (iii) any other routinely collected financial or other information available to management (including, without limitation, routinely collected statistical data) of the Corporation or as the Investors shall have reasonably requested on a timely basis.

          (e)  Notice of Certain Events.  Written notice to the Investors
               ------------------------
promptly following its receipt of notice of the commencement of any action, suit, claim, legal or administrative or arbitration proceeding or investigation any of which could reasonably be expected, on the basis of current economic conditions and other facts and circumstances known to the Corporation at the time, to have a Material Adverse Effect. In making such determination, the

Corporation may rely on the opinion of its counsel regarding the likelihood and extent of an adverse decision in any litigation, administrative or arbitration proceeding or investigation against the Corporation.

          (f) Budget.  With respect to each fiscal year commencing with the
              ------
fiscal year ending December 31, 1999, not later than 30 days prior to the commencement of each such fiscal year (or, with respect to the fiscal year ending December 31, 1999, not later than 30 days after the Closing Date), one copy of a budget and operating plan (each a "Budget") of the Corporation (containing monthly and quarterly breakdowns of income and cash flow). The Budget shall be accepted as the Budget for such fiscal year when it has been approved by the Board of Directors of the Corporation. The Budget shall be reviewed by the Corporation periodically and all changes therein and all material deviations therefrom shall be resubmitted to the Board in advance and shall be accepted when approved by the Board of Directors.

     7.3. Qualified IPO.  Notwithstanding Sections 7.1 and 7.2 above, the
          -------------
rights of the Investors and the obligations of the Corporation under such Sections, except those contained in Section 7.2(d)(i) (which shall survive), shall terminate upon the consummation of a firm commitment underwritten public offering of the Corporation's Common Stock under the Securities Act, which results in gross proceeds to the Corporation of not less than Twenty Million Dollars ($20,000,000) at an offering price per share (as constituted on the date hereof) of not less than $13.75.

     SECTION 8.  Restriction on Transfer.
     ---------   -----------------------

          (a) Preferred Shares held by an Investor and/or any Reserved Shares issued upon conversion of Preferred Shares held by an Investor shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act.

          (b) Each certificate for shares of the capital stock of the Corporation held by an Investor and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 8(c) and 8(d)) be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 8 OF THE STOCK PURCHASE AGREEMENT DATED AS OF FEBRUARY 11, 1999, AMONG TELLIUM, INC. AND THE OTHER PARTIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID EFFECTIVE OR UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

          UPON THE FULFILLMENT OF CERTAIN SUCH CONDITIONS, THE SECRETARY OF TELLIUM, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF TELLIUM, INC.

          (c) Each Investor agrees, prior to any Transfer of such shares, to give written notice to the Corporation of such Investor's intention to effect such Transfer and to comply in all other respects with the provisions of this
Section 8. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to the Corporation, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Corporation) such proposed Transfer does not involve a transaction requiring registration or qualification of such shares under the Securities Act or the securities "blue sky" laws of any relevant state of the United States; provided, however, that no such opinion of counsel shall be
               --------  -------
necessary for a Transfer by an Investor to an Affiliate or by an Investor that is a partnership to a liquidating trust for the benefit of its partners or to a partner of such Investor, or a retired partner of such Investor who retires after the date hereof, or the estate of any such partner or retired partner if the transferee agrees in writing to be subject to the terms of this Section 8 to the same extent as if such transferee were originally a signatory to this Agreement. Such Investor shall thereupon be entitled to Transfer such shares in accordance with the terms of the notice delivered by it to the Corporation.
Each certificate or other instrument evidencing the securities issued upon the Transfer of any such shares (and each certificate or other instrument evidencing any untransferred balance of such shares) shall bear the legend set forth in
Section 8(b) unless (x) in such opinion of counsel registration of any future Transfer is not required by the applicable provisions of the Securities Act or
(y) the Corporation shall have waived the requirement of such legends, provided,
                                                                       --------
however, that such legend shall not be required on any certificate or other
-------
instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144 and the transferee is not an affiliate of the Corporation. No Investor shall Transfer any shares until such opinion of counsel has been given (unless waived by the Corporation or unless such opinion is not required in accordance with the provisions of this Section 8(c)).

          (d) Notwithstanding the foregoing provisions of this Section 8, the restrictions imposed by this Section 8 upon the transferability of any shares of the capital stock of the Corporation held by an Investor shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 8(c) and, pursuant to Section 8(c), the securities so transferred are not required to bear the legend set forth in Section 8(b) or
(ii) the holder of such shares has met the requirements for Transfer of such shares pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 8 shall terminate, as herein provided, each Investor holding shares as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 8(b) and not containing any other reference to the restrictions imposed by this Section 8.

     SECTION 9.  Transfer Taxes.
     ---------   --------------

          The Corporation agrees that it will pay, and will hold the Investors harmless from, any and all liability with respect to any stamp, transfer or similar taxes which may be determined to be payable in connection with the execution, delivery and performance of this Agreement, or any modification, amendment or alteration of the terms or provisions of this Agreement, and that it will similarly pay and hold the Investors harmless from all issue taxes in respect of the issuance of the Reserved Shares to the Investors.

     SECTION 10.  Exchanges; Lost, Stolen or Mutilated Certificates.  Upon
     ----------   -------------------------------------------------
surrender by any Investor to the Corporation of any certificate representing Preferred Shares or Reserved Shares, the Corporation at its expense will issue in exchange therefor, and deliver to such Investor, a new certificate or certificates representing such shares, in such denominations as may be requested by such Investor. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing any Preferred Shares or Reserved Shares purchased or acquired by an Investor upon conversion of the Preferred Shares, and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Corporation, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation at its expense will issue and deliver to such Investor a new certificate for such shares of like tenor, in lieu of such lost, stolen or mutilated certificate.

     SECTION 11.  Survival of Representations, Warranties and Agreements, Etc.
     ----------   -----------------------------------------------------------
All representations and warranties hereunder shall survive the Closing and expire on the date that is two years after the Closing Date, and all agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

     SECTION 12.  Indemnification.
     ----------   ---------------

          (a) The Corporation shall defend, indemnify and hold each Investor and its Affiliates harmless from all damages, costs (including reasonable attorney's fees), liabilities and penalties (collectively, "Losses") incurred by or awarded against such Investor or its Affiliates arising out of or incident to any breach of the representations and warranties made by the Corporation in or pursuant to
Section 4 of this Agreement, but only to the extent that the Losses incurred by each such Investor in connection with all such breaches exceed $250,000 in the aggregate (in which case the Corporation's liability shall extend to all such Losses); provided, however, that the Corporation's liability to any Investor for Losses which are limited to the diminution in the value of the Preferred Shares purchased by the Investor hereunder shall in no event exceed the product of $9.15 multiplied by number of Preferred Shares purchased by such Investor hereunder.

          (b) Each Investor shall severally defend, indemnify and hold the Corporation and its Affiliates harmless from all damages, costs (including reasonable attorney's fees), liabilities and penalties incurred by or awarded against the Corporation or its Affiliates arising out of or incident to any breach of the representations and warranties made by such Investor in or pursuant to Section 5 of this Agreement.

     SECTION 13.  Remedies.  In case any one or more of the covenants and/or
     ----------   --------
agreements set forth in this Agreement shall have been breached by a party hereto, the other parties may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

     SECTION 14.  Successors and Assigns.  This Agreement shall bind and inure
     ----------   ----------------------
to the benefit of the Corporation, the Investors and the respective successors and assigns of the Corporation and the Investors. The rights and duties of an Investor as set forth herein may not be assigned, in whole or in part, by the Investor without the prior written consent of the Corporation; provided, however, that an Investor may assign its rights and duties hereunder to its Affiliate without the consent of the Corporation, provided that any such assignment shall not release such Investor from any of its obligations hereunder, including, without limitation, pursuant to Section 12(b). Any transferee (other than an Investor) to whom rights under Section 7.1 or 7.2 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identifies any securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder and under the Stockholders Agreement upon Stockholders (as defined therein) to the same extent as if such transferee were an Investor hereunder and a Stockholder thereunder. A transferee to whom rights are transferred pursuant to this Section 14 may not again transfer such rights to any other person or entity, other than as provided in this Section 14.

     SECTION 15.  Entire Agreement.  This Agreement and the other writings
     ----------   ----------------
referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements with respect thereto.

     SECTION 16.  Notices.  All notices, requests, consents and other
     ----------   -------
communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

          (a)  if to the Corporation, to:

               Tellium, Inc.
               2 Crescent Place
               Oceanport, NJ 07757

          (b) if to the Investors, to their respective addresses set forth on
Schedule I hereto.

     All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

     SECTION 17.  Changes.  The terms and provisions of this Agreement may not
     ----------   -------
be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Corporation and Investors, if such parties are holding at least 66-2/3% of the Preferred Shares.

     SECTION 18.  Counterparts.  This Agreement may be executed in any number of
     ----------   ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 19.  Headings.  The headings of the sections of this Agreement have
     ----------   --------
been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     SECTION 20.  Nouns and Pronouns.  Whenever the context may require, any
     ----------   ------------------
pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

     SECTION 21.  Governing Law.  This Agreement shall be governed by and
     ----------   -------------
construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly therein.

     SECTION 22.  Corporation Disclosure Schedule.  Any matter disclosed in one
     ----------   -------------------------------
section of the Corporation Disclosure Schedule may be cross-referenced in other sections of the Corporation Disclosure Schedule, and shall be deemed disclosed for all purposes of the Corporation Disclosure Schedule to the extent this Agreement requires such disclosure and to the extent the relevance and significance of such disclosure is evident from such disclosure or cross-reference.

                (BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the day and year first written above.

                           CISCO SYSTEMS, INC., a California corporation

                           By: /s/
                              --------------------------------------
                                Name:
                                Title:

     IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the day and year first written above.


                           TELLIUM, INC., a Delaware corporation (the
                           "Company")

                           By:  /s/ Michael Hodges
                              -------------------------------------------
                                Name:  Michael Hodges
                                Title: President and CEO

                                 TELLIUM, INC.

                AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT

        This AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT (this "Amendment"), dated as of May 5, 1999, among TELLIUM, INC., a Delaware corporation (the "Company"), and each of the investors signatories hereto under the heading "Investors" (each an "Investor").

        WHEREAS, the Company and the Investors are parties to a Stock Purchase Agreement dated as of February 11, 1999 (the "Agreement"); and

        WHEREAS, the parties to the Agreement desire to amend such agreement on the terms and conditions stated herein;

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

                1.      Defined Terms. Capitalized terms used and not otherwise
                        -------------
defined in this Agreement shall have the meanings given to such terms in the Agreement.

                2.      Amendment to Section 3.5. Section 3.5 of the Agreement
                        ------------------------
is hereby amended and restated in its entirety to read as follows:

                        "3.5    Subsequent Sales of Series C Preferred Stock. It
                                --------------------------------------------
        is anticipated that certain purchasers may not purchase Series C Preferred Stock at the Closing, but may acquire Series C Preferred Stock in an aggregate amount not to exceed $20,000,000 of shares of Series C Preferred Stock at a later date within 180 days following the Closing; provided, however, that the Company hereby covenants to amend its
        --------  -------
        Certificate of Incorporation to the extent necessary to ensure that sufficient shares of Series C Preferred Stock are available for issuance to the holders of Series C Preferred Stock pursuant to Article IV, Paragraph (E)(5) of the Certificate of Incorporation prior to or as a result of any proposed sale of Series C Preferred Stock hereunder. Any such sales of Series C Preferred Stock shall be made on the terms and conditions set forth in this Agreement. Any Series C Preferred Stock sold pursuant to this Section 3.5 shall be deemed to be "Preferred Shares" for all purposes under this Agreement and shall be deemed to be "Preferred Stock" and "Registrable Securities" for all purposes of the Stockholders Agreement. Upon execution and delivery of a counterpart to this Agreement, the purchasers thereof shall be deemed to be "Investors" for all purposes of this Agreement and shall be deemed to be "Qualified Offerees" and "Stockholders" as of the date of this Agreement for all purposes of the Stockholders Agreement and Schedule I hereto shall be amended to add such parties; provided, however, that no party that
                                     --------  -------
        markets a product generating revenues wich competes with a product of comparable application (A) marketed by a company in which representatives of Cisco or its Affiliates represent a majority of the board of directors of such company or in which Cisco and its Affiliates own more than fifty percent (50%) of the total combined voting power for election of directors of such company and (B) which product is a principal product of such company, shall be permitted to purchase shares of Series C Preferred Stock hereunder without the prior written consent of Cisco (which consent shall not be unreasonably withheld)."

        3. Continuing Effect; No Other Amendments. Except as expressly provided
           --------------------------------------
herein, all of the terms and provisions of the Agreement are and shall remain in full force and effect. The amendment provided for herein is limited to the specific sections of the Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Investors' or the Company's willingness to consent to any action requiring consent under or to waive or amend, any other provisions of the Agreement.

        4. Governing Law. This Amendment shall be governed by, and construed
           -------------
according to the laws of the State of New York.

        5. Effective Date. This Amendment will become effective upon execution
           --------------
by the Company and such Investors holding at least 66 2/3% of the Preferred Shares.

        6. Counterparts. This Amendment may be executed in any number of
           ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                 *  *  *  *  *

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                 TELLIUM, INC.



                                 By: /s/
                                    ---------------------------------
                                    Name:
                                    Title:
                                    Address:   2 Crescent Place
                                               P.O. Box 901
                                               Oceanport, NJ 07757-0901

                                  CISCO SYSTEMS, INC.



                                  By: /s/
                                      -------------------------------
                                      Name:
                                      Title: